We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) pertaining to Profit Sharing and Savings Plan and Trust, 1998 Stock Option Plan, and the 1989 Employee Incentive Stock Option Plan of LMI Aerospace, Inc. and of our report dated April 20, 1998 (except Note 12, as to which the date is April 27, 1998), with respect to the financial statements of LMI Aerospace, Inc. included in the Registration Statement (Form S-1 No. 333-51357) and related Prospectus of LMI Aerospace, Inc., filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


St. Louis, Missouri
January 6, 1999